EXHIBIT 10.4

SUPPLEMENTARY AGREEMENT TO THE EXCLUSIVE TECHNICAL CONSULTING AND SERVICE AGREEMENT

THIS SUPPLEMENTARY AGREEMENT TO THE EXCLUSIVE TECHINCAL CONSULTING AND SERVICE AGREEMENT (the “Supplementary Agreement”) is made and entered into as of October 18, 2022, by and between the following parties:

Party A:

Rollingthunder Technology (Jiangxi) Co., Ltd., a limited liability company (wholly foreign-owned enterprise) established and existing in accordance with the laws of China, with its registered office at Room 308, Zone C, Zhejiang University Science and Technology Park, No. 698 Jingdong Avenue, Nanchang Hi-Tech Industrial Development Zone, Nanchang City, Jiangxi Province (Party A).

Party B:

Jiangxi Ruanyun Technology Co., Ltd., a limited liability company established and existing in accordance with the laws of China, with its registered office at 3F, Zone C, Zhejiang University Science and Technology Park, No. 698 Jingdong Avenue, Hi-Tech Industrial Development Zone, Nanchang City, Jiangxi Province.

WHEREAS,

The Parties have entered into the EXCLUSIVE TECHINCAL CONSULTING AND SERVICE AGREEMENT dated April 8, 2021 (the “Original Agreement”).

NOW THEREFORE, through mutual negotiations, the Parties hereto agree as follows:

1.	The Parties agree to add term 1.4 to the Original Agreement as follows:

“1.4 In order to ensure that Party B meets the cash flow requirements in daily operation and/or offsets any losses incurred during its operation, Party A shall be entitled to provide financial support to Party B (only to the extent permitted by PRC laws and/or in accordance with the relevant requirements of the Stock Exchange Rules (if applicable)), regardless of whether Party B actually causes any such operating losses. For the above purpose, Party A may provide financial support to Party B and/or any of its shareholders by means of bank entrusted loans or loans or other means within the scope of not violating PRC laws and regulations, and shall separately sign relevant contracts for such entrusted loans or loans or other forms of financial assistance.”

2.	This Supplementary Agreement constitutes a supplement and amendment to the Original Agreement. In case there is any inconsistency between them, this Supplementary Agreement shall prevail.

3.	This Supplementary Agreement may be executed in two, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.	This Supplementary Agreement shall become effective upon execution of the Parties.

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IN WITNESS WHEREOF, the both Parties have its authorized representative executed this Supplementary Agreement on the date first above written.

Party A: Rollingthunder Technology (Jiangxi) Co., Ltd.

Authorized Representative (Signature): /s/ Rollingthunder Technology (Jiangxi) Co., Ltd.

Party B: Jiangxi Ruanyun Technology Co., Ltd.

Authorized Representative (Signature): /s/ Jiangxi Ruanyun Technology Co., Ltd.